UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2024

ZEROFOX HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39722	98-1557361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1834 S. Charles Street Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 936-9369

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ZFOX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ZFOXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 18, 2024, ZeroFox Holdings, Inc. (“ZeroFox” or the “Company”) filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 6, 2024, by and among the Company, ZI Intermediate II, Inc., a Delaware corporation (“Parent”), and HI Optimus Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are each affiliated with Haveli Investments Software Fund I, L.P. and Haveli Investments Software Fund I Cayman, L.P., funds managed by Haveli Investments L.P., a private equity firm focused on the software and technology-enabled services sectors. The special meeting of ZeroFox stockholders (the “Special Meeting”) will be held virtually on April 30, 2024 at 11:00 a.m., Eastern Time (unless the Special Meeting is postponed or adjourned), to, among other things, act on the proposal to adopt the Merger Agreement, as disclosed in the Definitive Proxy Statement.

Litigation Related to the Merger

The Company is aware of four complaints having been filed with respect to the Merger, captioned as: O’Neil v. ZeroFox Holdings, Inc. et al., S.D.N.Y. Case No. 1:24-cv-02457; Miller v. ZeroFox Holdings, Inc. et al., S.D.N.Y. Case No. 1:24-cv-02711; Lella et al. v. ZeroFox Holdings, Inc. et al., S.D.N.Y. Case No. 1:24-cv-02716; and O’Neill v. ZeroFox Holdings, Inc. et al., D. Del. Case No. 1:24-cv-00470 (collectively, the “Stockholder Actions”). The Stockholder Actions were each filed as individual actions by purported Company stockholders against the Company and the members of the Company’s board of directors (the “Board”). In addition to the Stockholder Actions, as of the date of this Current Report on Form 8-K, the Company has received 15 demand letters from purported Company stockholders seeking supplemental disclosures with respect to the Merger, 2 of which enclosed draft complaints and one of which was a demand under Section 220 of the Delaware General Corporation Law requesting certain books and records of the Company (collectively, the “Demand Letters”).

The Stockholder Actions generally allege that the Company or the members of the Board violated, as applicable, Section 14(a) (and Rule 14a-9 promulgated thereunder) and Section 20(a) of the Securities Exchange Act of 1934, as amended, by purportedly omitting material information in the Company’s proxy materials, including the Definitive Proxy Statement, and one additionally alleges a claim that the directors breached their fiduciary duties under Delaware law by such omissions. The Stockholder Actions seek injunctive relief enjoining the consummation of the Merger or, if the Merger is consummated, rescinding it and damages and costs, among other remedies. The Demand Letters contain the same basic allegations.

The Company believes that the allegations in the Stockholder Actions and the Demand Letters are meritless.

Supplemental Definitive Proxy Statement Disclosure

The Company does not believe that supplemental disclosures are required or necessary under any applicable laws. However, solely in order to minimize expense and distraction and avoid the uncertainty of any litigation, the Company is electing to make the supplemental disclosures to the Definitive Proxy Statement set forth below in response to the Stockholder Actions and the Demand Letters. The Company denies the allegations in the Stockholder Actions and the Demand Letters and denies that any violation of law has occurred. The Company believes that the Definitive Proxy Statement disclosed all material information required to be disclosed therein, and denies that any of the supplemental disclosures are material or are otherwise required to be disclosed. Nothing in the supplemental disclosures should be deemed an admission of the legal necessity or materiality of any supplemental disclosures under applicable laws.

These supplemental disclosures will not change the consideration to be paid to Company stockholders in connection with the Merger or the timing of the Special Meeting. The Board continues to unanimously recommend that you vote “FOR” each of the proposals to be voted on at the Special Meeting described in the Definitive Proxy Statement, including the proposal to adopt the Merger Agreement.

The information contained in this Current Report on Form 8-K is incorporated by reference into the Definitive Proxy Statement. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Definitive Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement such information in the Definitive Proxy Statement.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Page references in the below disclosures are to the pages in the Definitive Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following amended and supplemental disclosures, and this Current Report on Form 8-K is incorporated into, and amends or supplements, as applicable, the Definitive Proxy Statement. For clarity, new text within amended and restated paragraphs from the Definitive Proxy Statement is shown with bold, underlined text, while deleted text is stricken-through. The information contained herein speaks only as of April 19, 2024 unless the information indicates another date applies.

The section of the Definitive Proxy Statement entitled “The Merger—Background of the Merger” is amended and supplemented as follows:

The disclosure on page 34 of the Definitive Proxy Statement is modified as follows:

During the month of September 2023, the Company’s management interviewed and considered seven investment banks as potential financial advisors to the Company to consider strategic alternatives, including Piper Sandler and the Company’s then-current financial advisor with which it had preexisting engagement letters, Stifel, Nicolaus & Company, Incorporated (“Stifel”).

The disclosure on page 35 of the Definitive Proxy Statement is modified as follows:

On October 6, 2023, the Board adopted resolutions forming the Special Committee, consisting of three independent directors, to, among other things, evaluate and review potential strategic alternatives to maximize value for the Company’s stockholders and to make a recommendation to the Board regarding any approval thereof. The Special Committee was also delegated the power to recommend to the Board that pursuing a strategic transaction was not advisable, to negotiate the terms and conditions of any potential strategic transaction and subject to applicable law, to take such other action related to or arising in connection with any such strategic transaction as the Special Committee deemed necessary, appropriate or advisable, including, without limitation, the solicitation of alternative transactions and engaging advisors. The formation of and delegation to the Special Committee was not the result of any existing conflict of interest. The Board appointed Mr. Headley, Mr. Hooper and Ms. Shea to the Special Committee. The Board reserved the right to revisit the composition of the Special Committee in the event that any of the members of the Special Committee were, in the future, deemed to be no longer independent or disinterested with respect to a prospective counterparty or potential transaction. The members of the Special Committee did not receive any additional compensation for service on the Special Committee.

The disclosure on page 36 of the Definitive Proxy Statement is modified as follows:

On October 13, 2023, the Special Committee held a meeting by videoconference with members of management and representatives of Piper Sandler and Venable in attendance. At the meeting, representatives of Piper Sandler provided an overview of its recommended process for consideration of strategic alternatives, including an initial list of potentially interested transaction parties and a proposed timeline of the process. Timothy S. Bender, the Company’s Chief Financial Officer, presented a draft financial model to the Special Committee, which had been distributed to the Special Committee in advance of the meeting. Following this discussion, the Special Committee asked questions and provided feedback on the financial model, which included a direction to consider whether the anticipated growth plan could reasonably be higher than the 25% presented. The Special Committee then directed management to share a revised draft of the model with the full Board after updating the model to reflect the Special Committee’s feedback. Management provided such updated model and used a combination of historical growth rates and judgment to support an increase to the projected growth rate to 28% in the model. A representative of Venable reviewed the delegation of authority granted by the Board to the Special Committee, including the power to hire its own advisors, and the importance of being mindful of issues that could give rise to a conflict of interest in connection with any transaction. The Special Committee determined that there was no need for it to engage its own advisors because the potential transactions under consideration did not raise a conflict of interest. The Special Committee directed Piper Sandler to begin its outreach to strategic and financial parties included in the initial list of potential parties who might be interested in a strategic transaction with the Company consistent with the timeline discussed at the meeting.

The disclosure on page 39 of the Definitive Proxy Statement is modified as follows:

Between November 24, 2023 and November 28, 2023, Piper Sandler received written indications of interest to acquire the Company from each of Financial Sponsor A, Financial Sponsor B, Financial Sponsor C and Financial Sponsor D and two verbal indications of interest from Financial Sponsor E and Financial Sponsor F, each of which indications of interest were reviewed with the Board at its November 28, 2023 meeting. The written indications of interest received from Financial Sponsor B, Financial Sponsor C and Financial Sponsor D generally referenced management incentives and potential post-closing employment, but did not include express terms. One of the parties who submitted a written indication of interest, Financial Sponsor B, was a private investment firm with a portfolio company in the data analytics and software business. Each of the other parties that submitted a written or verbal indication of interest was a private equity or other type of investment firm. Piper Sandler was also in contact with other parties in the process to whom a bid letter had been sent that indicated they were still considering the submission of an indication of interest to acquire the entire Company at that time. Financial Sponsor H never submitted an indication of interest to acquire the Company.

The disclosure on page 40 of the Definitive Proxy Statement is modified as follows:

At the November 28, 2023 Board meeting, following the departure of the representatives of Piper Sandler from the meeting, representatives of Venable reviewed with the Board and those representatives of the Company’s management in attendance the importance of identifying and disclosing any actual or potential conflicts of interest between members of the Board and any proposed transaction and potential acquirors of the Company. Each of the members of the Board confirmed they had no known potential conflicts of interest or potential appearances of a conflict of interest with respect to any of the entities that had submitted non-binding indications of interest, but requested that the Company’s management send a list of the principals of each of the aforementioned entities for further review by the directors. Adam Gerchen, a member of the Board who is not a member of the Special

Committee, reminded the Board that he was a limited partner in certain investment funds managed by Monarch, which held a majority of the Company’s Notes, noting that these investments were not material to him from a financial perspective. Following the meeting, the Company’s management distributed a list of such principals, as requested by the Board, and each of the members of the Board and the Company’s management subsequently confirmed that no such conflict of interest existed. Following departure of the representatives of Venable from the meeting, the Board further discussed the indications of interest received on behalf of the Company and conducted the Board’s regular quarterly meeting agenda items.

The disclosure on page 42 of the Definitive Proxy Statement is modified as follows:

On January 3, 2024, the confidentiality agreement, dated as of December 12, 2023, between the Company and Haveli was amended to clarify that certain additional representatives and advisors of Haveli would be covered by the confidentiality agreement; but the confidentiality agreement with Haveli and such persons remained in substantially the same form as those entered into by other potential bidders.

Also on January 5, 2024, the Company and Stifel entered into an agreement to confirm that, at the closing of a change in control or financing transaction, the Company would pay Stifel $999,999 and the Company’s engagement of Stifel as a financial advisor would terminate and that the Company would be released from any future obligations to pay fees or other compensation to Stifel under all prior engagement letters.

The disclosure on page 45 of the Definitive Proxy Statement is modified as follows:

Also on January 26, 2024, representatives of Haveli delivered to Piper Sandler a non-binding letter of intent to acquire 100% of the equity interests of the Company for an all-cash purchase price based on a total enterprise value of $318 million, representing a price of $0.90 per share of Company common stock, assuming a fully- diluted share count of 143.4 million shares of Company common stock. The letter of intent also stated that Haveli was willing to provide a full-equity backstop for the transaction. The letter of intent also indicated Haveli’s interest in working with the management team and that it anticipated implementing a meaningful go-forward management incentive plan, as is typical for Haveli’s investments, and that Haveli was willing to discuss the details of any such plan at the appropriate time. The letter of intent also requested an exclusivity period until 9:29 a.m., Eastern Time, on January 29, 2024. Haveli’s letter of intent also stated that the non-binding proposal would terminate at 11:59 p.m., Eastern Time, on January 26, 2024, unless accepted in writing by the Company at or prior to such time. Representatives of Haveli also sent an initial draft of its form of equity commitment letter and limited guarantee to representatives of Piper Sandler.

The section of the Definitive Proxy Statement entitled “The Merger—Opinion of Piper Sandler” is amended and supplemented as follows:

The disclosure on page 57 of the Definitive Proxy Statement in the first paragraph below the subheading “Valuation Methodologies” is modified by adding the following new text to the end of such paragraph:

Because Piper Sandler considered ZeroFox as two independent businesses, it did not perform a selected M&A transactions analysis for the whole company. Additional contributing factors were the unprofitability of the Platform business, OPM concentration and ZeroFox’s significant debt burden relative to its market capitalization.

The disclosure on page 58 of the Definitive Proxy Statement below the subheading “Valuation Methodologies– Platform Business–Selected Public Companies Analysis” is modified by:

(i)	Adding the following new rows to the chart:

Platform Business: Selected Public Comparables Analysis

$ in million		Revenue		EV / Revenue
	EV	CY2023	CY2024	CY2023	CY2024
Backblaze	$407	$101	$124	4.0x	3.3x
Copperleaf Technologies	$298	$60	$72	4.9x	4.1x
FiscalNote	$419	$133	$146	3.2x	2.9x
Thinkific Labs	$148	$59	$67	2.5x	2.2x
Weave Communications	$985	$169	$194	5.8x	5.1x

(ii)	Adding the following new text after the chart:

Piper Sandler calculated the implied high and low EVs by multiplying the 25th percentile multiple for the high-end of the range and the minimum multiple for the low-end of the range by the revenue attributable to the Platform business for CY2023 and CY2024, respectively. Piper Sandler utilized these multiples due to ZeroFox’s significant debt burden relative to its market capitalization.

The disclosure on pages 58 and 59 of the Definitive Proxy Statement below the subheading “Valuation Methodologies–Platform Business–Selected M&A Transactions Analysis” is modified by:

(i)	Adding the following new column and rows to the chart on page 59:

Platform Business: Selected M&A Transactions Analysis

$ in million
Closing Date	Target	Buyer	EV	LTM Rev.	EV / LTM Rev.
7/27/2023	Absolute Software	Crosspoint Capital	$867	$222	3.9x
6/1/2023	Lookout	F-Secure	$223	$38	5.9x
8/25/2022	Tufin	Turn/River	$500	$116	4.3x
2/23/2022	Tripwire	Fortra [TA Associates]	$350	$107	3.3x
7/1/2021	NetMotion Software	Absolute Software	$340	$60	5.7x
8/28/2020	GlobalSCAPE	Fortra [TA Associates]	$223	$40	5.5x

(ii)	Adding the following new text after the chart:

Piper Sandler calculated the implied high and low EVs by multiplying the 25th percentile multiple for the high-end of the range and the minimum multiple for the low-end of the range by the Company’s revenue for CY2023. Piper Sandler utilized these multiples due to the Company’s significant debt burden relative to its market capitalization.

The disclosure on page 59 of the Definitive Proxy Statement below the subheading “Valuation Methodologies– Platform Business–Discounted Cash Flow Analysis” is modified by adding the following new text to the end of this section:

This analysis further resulted in an implied high terminal value of $278 million and an implied low terminal value of $235 million.

The disclosure on page 59 of the Definitive Proxy Statement below the subheading “Valuation Methodologies– Response Business–Discounted Cash Flow Analysis” is modified by adding the following new text to the end of this section:

As noted above, for this analysis, Piper Sandler assumed a projected terminal value of zero at fiscal year 2029, which reflected no cash flows after the end of the current OPM contract term.

The disclosure on page 60 of the Definitive Proxy Statement below the subheading “Valuation Methodologies– Whole Company–Sum-of-the-Parts” is modified by:

(i)	Adding the following text after the first chart:

The high and low per share values were calculated by (i) (x) adding (1) the implied high and low EVs for the Platform business for CY2023 and CY2024 as set forth in “Valuation Methodologies–Platform Business–Selected Public Companies Analysis” and (2) the indicated high and low net present values of cash flows for the Response business as set forth in “Valuation Methodologies–Response Business–Discounted Cash Flow Analysis”, respectively, subtracting (y) the Company’s net debt from each amount, and (ii) dividing the resulting amounts by the Company’s fully diluted market capitalization (in shares) as of February 2, 2024.

(ii)	Adding the following text after the second chart:

The high and low per share values were calculated by (i) (x) adding (1) the implied high and low EVs for the Platform business as set forth in “Valuation Methodologies–Platform Business–Selected M&A Transactions Analysis” and (2) the indicated high and low net present values of cash flows for the Response business as set forth in “Valuation Methodologies–Response Business–Discounted Cash Flow Analysis,” respectively, subtracting (y) the Company’s net debt from each amount, and (ii) dividing the resulting amounts by the Company’s fully diluted market capitalization (in shares) as of February 2, 2024.

(iii)	Adding the following text after the third chart:

The high and low per share values were calculated by (i) (x) adding (1) the implied high and low EVs for the Platform business as set forth in “Valuation Methodologies–Platform Business–Discounted Cash Flow Analysis” and (2) the indicated high and low net present values of cash flows for the Response business as set forth in “Valuation Methodologies–Response Business–Discounted Cash Flow Analysis”, respectively, subtracting (y) net debt from each amount, and (ii) dividing the resulting amounts by the Company’s fully diluted market capitalization (in shares) as of February 2, 2024.

The disclosure on pages 60 and 61 of the Definitive Proxy Statement below the subheading “Valuation Methodologies– Whole Company–Selected Public Companies Analysis” is modified by:

(i)	Modifying the last paragraph on page 60 as follows:

For this selected public companies analysis, Piper Sandler calculated EV and the implied revenue multiples for each selected public company. Piper Sandler utilized the minimum multiple for the low-end of ZeroFox’s EV range ~~the implied per share range~~ and the 25th percentile multiple for the high-end of ZeroFox’s EV range ~~the implied per share range~~ due to ZeroFox’s significant debt burden relative to its market capitalization.

(ii)	Adding the following new rows to the first chart on page 61:

WholeCo: Selected Public Comparables Analysis

$ in million		Revenue		EV / Revenue
	EV	CY2023	CY2024	CY2023	CY2024
Cognyte	$449	$311	$334	1.4x	1.3x
OneSpan	$335	$231	$238	1.4x	1.4x
Riskified	$421	$298	$338	1.4x	1.2x
Secureworks	$611	$364	$350	1.7x	1.7x
Telos	$185	$136	$143	1.4x	1.3x

(iii)	Adding the following new text after the first chart on page 61:

The high and low per share values were then calculated by subtracting net debt from both the high and low EVs and dividing the resulting amounts by the Company’s fully diluted market capitalization (in shares) as of February 2, 2024.

The disclosure on page 61 of the Definitive Proxy Statement below the subheading “Valuation Methodologies– Other Information–Premiums Paid Analysis” is modified by adding the following new text after the table:

ZeroFox’s premiums are equal to the incremental difference, expressed as a percentage, between ZeroFox’s 30-day VWAP preceding February 2, 2024 and (i) ZeroFox’s Common Stock Closing Stock Price at February 2, 2024 and (ii) the per share merger consideration, respectively.

The section of the Definitive Proxy Statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” is amended and supplemented as follows:

The disclosure on page 76 is modified to add the following new subsection:

Monarch and Note Repurchase Agreements:

Adam Gerchen, a member of the Board who is not a member of the Special Committee, is a limited partner in certain investment funds managed by Monarch, which holds an aggregate of approximately $135 million principal amount of the Notes, which will be repurchased pursuant to the Note Repurchase Agreements with the Monarch funds. The Notes have a maturity date of August 3, 2025 and the indenture governing the Notes provides holders of the Notes with the right to require us to repurchase their Notes upon the occurrence of a change in control at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest.

The section of the Definitive Proxy Statement entitled “Where You Can Find More Information” is amended and supplemented as follows:

The disclosure on page 116 of the Definitive Proxy Statement in the third bullet point of the second paragraph is modified as follows:

•	ZeroFox’s Current Reports on Form 8-K, filed on February 6, 2024, February 20, 2024, February 22, 2024, and March 6, 2024.

Additional Information and Where to Find It

In connection with the proposed transaction, on March 18, 2024, ZeroFox filed with the SEC the Definitive Proxy Statement regarding the proposed transaction. On or about March 18, 2024, ZeroFox commenced mailing the Definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the Special Meeting. This communication is not a substitute for the Definitive Proxy Statement or any other document that ZeroFox may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF ZEROFOX ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at the Special Meeting to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Definitive Proxy Statement. Investors and security holders will be able to obtain the Definitive Proxy Statement and other documents ZeroFox files with the SEC (when available) free of charge at the SEC’s website (http://www.sec.gov) or at ZeroFox’s investor relations website (https://ir.zerofox.com/) or by e-mailing ZeroFox from https://ir.zerofox.com/resources/investor-contacts.

Participants in the Solicitation

The Company and its directors and executive officers, including Adam Gerchen, Todd P. Headley, Paul Hooper, Thomas F. Kelly, Samskriti King, Teresa H. Shea and Barbara Stewart, all of whom are members of the Company’s board of directors, as well as James C. Foster, the Company’s Chief Executive Officer and Chairman of the board of directors, Timothy S. Bender, the Company’s Chief Financial Officer, Thomas P. FitzGerald, the Company’s General Counsel and Corporate Secretary, Scott O’Rourke, the Company’s Chief Revenue Officer, John R. Prestridge III, the Company’s Chief Product Officer, Michael Price, the Company’s Chief Technology Officer, and Kevin T. Reardon, the Company’s Chief Operating Officer, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding such persons, including a description of their respective direct or indirect interests in the proposed transaction, by security holdings or otherwise, is included in the Definitive Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You can obtain free copies of these documents using the sources indicated above.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following : the ability of ZeroFox to meet expectations regarding the timing and completion of the proposed transaction; the possibility that the conditions to the closing of the proposed transaction are not satisfied, including the risk that ZeroFox’s stockholders do not approve the proposed transaction; the occurrence of any event, change or other circumstances that could result in the merger agreement being terminated or the proposed transaction not being completed on the terms reflected in the merger agreement, or at all; the risk that the merger agreement may be terminated in circumstances that require ZeroFox to pay a termination fee; the ability of each party to consummate the proposed transaction; risks related to the possible disruption of management’s attention from ZeroFox’s ongoing business operations due to the proposed transaction; and other risks and uncertainties detailed in the periodic reports that ZeroFox files with the SEC, including ZeroFox’s Annual Report on Form 10-K filed with the SEC on March 15, 2024. If any of these risks or uncertainties materialize, or if any of ZeroFox’s assumptions prove incorrect, ZeroFox’s actual results could differ materially from the results expressed or implied by these forward-looking statements. All forward-looking statements in this report are based on information available to ZeroFox as of the date of this report, and ZeroFox does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEROFOX HOLDINGS, INC.

Date: April 19, 2024	By:	/s/ Timothy S. Bender
	Name:	Timothy S. Bender
	Title:	Chief Financial Officer